Exhibit 99.1

STORE Capital Reports Preliminary Fourth Quarter and

Full Year 2015 Financial Results

SCOTTSDALE, Ariz., January 27, 2016 - STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today reported preliminary financial results for the fourth quarter and full year ended December 31, 2015. As previously announced, the Company’s real estate investment portfolio grew from $2.8 billion in gross investments, representing 947 property locations, at December 31, 2014 to approximately $4.0 billion in gross investments, representing more than 1,300 property locations, at December 31, 2015. STORE Capital invested over $1.2 billion in profit center real estate during 2015, including over $270 million in the fourth quarter. Real estate investment activity for the year 2015, net of property sales, totaled $1.18 billion.

As of December 31, 2015, cash and cash equivalents totaled approximately $67 million. There were no amounts outstanding under the Company’s $400 million unsecured credit facility as of December 31, 2015 and, as of that date, consolidated outstanding indebtedness totaled approximately $1.8 billion, including $175 million aggregate principal amount of senior unsecured notes issued in the fourth quarter of 2015.

The preliminary results provided in this release are estimates of the financial measures that the Company expects to report when it issues its financial statements for the year ended December 31, 2015.  These estimates are unaudited and are subject to adjustments that may result from the completion of the Company’s year-end financial and accounting procedures and annual audit process.  Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed, compiled, examined or performed any procedures with respect to the Company’s preliminary results, nor has any of them expressed any opinion or provided any other form of assurance on the preliminary results.  Accordingly, the Company’s actual financial results may be materially different from the estimates presented in this release and you should not view these estimates as a substitute for full audited or interim financial statements prepared in accordance with GAAP. In addition, these preliminary estimates as of and for the fourth quarter and full year ended December 31, 2015 are not necessarily indicative of the results to be achieved for any future period.  Factors that could cause these estimates to differ include, but are not limited to, discovery of new information that alters expectations about fourth quarter and full year results or that impacts estimates and assumptions underlying these results.

The following table sets forth management’s estimated ranges for certain financial measures for the fourth quarter and full year ended December 31, 2015:

Metric (unaudited)	Three Months Ended December 31, 2015	Year Ended December 31, 2015
(in millions, except per share amounts)
Total Revenues	$77 to $80	$282 to $285
Net Income	$22 to $24	$81 to $84
Funds From Operations	$47 to $49	$169 to $172
Adjusted Funds From Operations	$50 to $53	$181 to $183
Net Income per diluted share	$0.16 to $0.18	$0.66 to $0.68
Funds From Operations per diluted share	$0.36 to $0.38	$1.38 to $1.40
Adjusted Funds From Operations per diluted share	$0.38 to $0.40	$1.47 to $1.49
Weighted average shares used in computations - diluted	130	122

“2015 was another year of many accomplishments for STORE,” said Christopher Volk, President and Chief Executive Officer.  “We continued our active pace of providing real estate lease solutions to middle market and larger companies while also keeping a solid foundation designed to deliver value to our stockholders.  We believe that foundation includes a well-protected dividend, attractive lease escalations, strong customer demand for our solutions and 2015 capital markets activities designed to improve our cost of capital in the future.  All of us at STORE are excited to build on this successful platform in 2016.”

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 1,300 property locations, substantially all of which are profit centers, in 46 states.  Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases.  Such forward-looking statements include, but are not limited to, the preliminary expected financial results for the fourth quarter and full year ended December 31, 2015. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports that STORE Capital files with the SEC from time to time. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations - Description and Reconciliation

The Company discloses Funds From Operations, or FFO, and Adjusted Funds From Operations, or AFFO, both of which are non-GAAP measures. Management believes these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, the Company modifies the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, the Company excludes transaction costs associated with acquiring real estate subject to existing leases.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude additional non-cash revenues and expenses such as straight-line rents, amortization of deferred financing costs and stock-based compensation as such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. Additionally, in deriving AFFO, the Company excludes transaction costs associated with acquiring real estate subject to existing leases. The Company views transaction costs to be a part of the investment in the real estate it acquires, similar to the treatment of acquisition and closing costs on sale-leaseback transactions, which are capitalized as a part of the investment in the asset. The Company believes that transaction costs are not an ongoing cost of the portfolio in place at the end of each reporting period and, for these reasons, the portion expensed is added back when computing AFFO.  As a result, the Company believes AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability.  Therefore, the Company discloses both FFO and AFFO and reconciles them to the most appropriate GAAP performance metric, which is net income.  STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

A reconciliation of expected net income to expected FFO and AFFO for the periods presented is provided in the table below.

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
(in millions, except per share amounts)
Net Income	$22 to $24	$81 to $84
Depreciation and amortization of real estate assets	$25	$88
Provision for impairment and loss (gain) on dispositions of real estate	$—	$—
Funds From Operations	$47 to $49	$169 to $172
Adjustments to Funds From Operations — includes non-cash interest expense, equity-based compensation, transaction costs and other non-cash items	$3 to $4	$11 to $12

Adjusted Funds From Operations	$50 to $53	$181 to $183

Net Income per share of common stock — diluted	$0.16 to $0.18	$0.66 to $0.68

FFO per share of common stock — diluted	$0.36 to $0.38	$1.38 to $1.40

AFFO per share of common stock — diluted	$0.38 to $0.40	$1.47 to $1.49

Contact

Financial Profiles
Moira Conlon, 310-622-8220
STORECapital@finprofiles.com